UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2009

STANDARD PACIFIC CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-10959	33-0475989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Technology Drive Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 789-1600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On June 1, 2009, the Company entered into an Employment Agreement with its President and Chief Executive Officer, Kenneth L. Campbell.  The employment agreement sets forth an annual base salary of $850,000, eligibility for Company health and welfare benefits and future executive bonus programs, provides for the payment of a sign-on award of $1.7 million (payable in two installments of $850,000 contingent upon Mr. Campbell’s continued employment with the Company as of December 31, 2009 and 2010), the reimbursement of relocation expenses associated with moving Mr. Campbell’s primary residence from New York to California, severance equal to 3 times Mr. Campbell’s base salary and acceleration of the vesting of unvested stock options if Mr. Campbell’s employment is terminated without cause or for good reason prior to January 1, 2012, and a stock option grant.  Mr. Campbell’s stock option grant consists of an aggregate of six million stock options (1 million with an exercise price equal to the Company’s closing price on June 2, 2009, 2 million with an exercise price of $3.05 and 3 million with an exercise price of $4.10).  One quarter of each tranche of this option was immediately vested upon issuance, with the remaining three quarters vesting on each of January 1, 2010, 2011, and 2012.

A copy of Mr. Campbell’s employment agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1	Kenneth L. Campbell Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2009

STANDARD PACIFIC CORP.

By:	/s/ Kenneth L. Campbell
Kenneth L. Campbell Chief Executive Officer and President

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Kenneth L. Campbell Employment Agreement

EXHIBIT 10.1

EMPLOYMENT AGREEMENT

This Employment Agreement (this "Agreement") is made and entered into effective as of June 1, 2009 (the "Effective Date") by and between Standard Pacific Corp., a Delaware corporation (the "Company") and Kenneth L. Campbell ("Executive").

WHEREAS, Executive has served as the Company’s Chief Executive Officer and President since December 2008;

WHEREAS, the Company and Executive desire to amend the terms of Executive’s employment with the Company upon the terms and subject to the conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree as follows:

1.	Term. This Agreement will serve to confirm Executive’s employment as President and Chief Executive Officer of the Company for the period commencing June 1, 2009 and ending January 1, 2012.

2.
Base Salary; Benefits. Executive’s base salary will be $850,000 per year, payable semi-monthly (subject to all applicable taxes and withholdings)  and Executive will be entitled to participate in the health and welfare programs the Company  generally makes available to  its other employees from time to time (i.e., health, dental, vision, 401(k)).  Executive’s base pay will be subject to the annual review of the Company’s Compensation Committee.

3.
Bonus.  Executive will be eligible to participate in future bonus programs the Company establishes for its executives. If the Company implements a bonus program that relates to 2009 and/or 2010, the amount of bonus otherwise payable to Executive with respect to 2009 and/or 2010 will be reduced by the Sign-On Award installment (described in Section 4 below) paid to Executive with respect to that year.  Executive’s participation in Company bonus programs will be subject to the annual review of the Company’s Compensation Committee.

4.	Sign-On Award. In addition to Executive’s base salary, Executive will be eligible to receive a Sign-On Award of $1,700,000 (“Sign-On Award”), payable in two installments as follows:

a.	2009 Installment. $850,000 payable in cash (subject to all applicable taxes and withholdings) on or after December 31, 2009 if Executive is an employee of the Company as of December 31, 2009.

b.	2010 Installment. $850,000 payable in cash (subject to all applicable taxes and withholdings) on or after December 31, 2010 if Executive is an employee of the Company as of December 31, 2010.

c.
Termination of Employment. Executive will not be entitled to the Sign-On Award installment for any year unless he remains an employee of the Company as of December 31 of such year, irrespective of whether his employment is terminated for any reason or no reason, or with or without cause.

d.	Prohibition on Transfer. Executive may not transfer all or any portion of his Sign-On Award prior to actual payment.

5.
Stock Options.  In addition to Executive’s base salary and Sign-On Award, on June 2, 2009 Executive will be granted a non-qualified stock option under the Company’s 2008 Equity Incentive Plan pursuant to the Company’s Standard Terms and Conditions (CIC) for Non-Qualified Stock Options (attached as Exhibit 10.28 to the Company’s 2008 Annual Report on Form 10K, but as modified by Section 5(c) below), to purchase up to six  million (6,000,000) shares of Company common stock as follows:

a.	Amount and Exercise Price:
i.	1 million shares with an exercise price equal to fair market value on June 1, 2009 (fair market value deemed to be equal to the NYSE closing price on such date);
ii.	2 million shares with an exercise price equal to the greater of fair market value on June 1, 2009 and $3.05;
iii.	3 million shares with an exercise price equal to the greater of fair market value on June 1, 2009 and $4.10.
b.
Vesting:  One-quarter of each portion of the option described in Section 5(a) will vest upon issuance, with an additional one-quarter vesting on each of 1/1/2010, 1/1/2011, and 1/1/2012, should Executive remain an employee of the Company through such dates.

c.	Exercisability Following Employment Termination. Executive will have a period of eighteen (18) months following termination of his employment to exercise the vested portion of his stock option.

6.
Severance.  Subject to the conditions described in Section 7 below, if Executive’s employment is terminated by the Company without “cause” or by Executive for “good reason” (each as defined below) prior to January 1, 2012, then Executive will (i) receive a cash severance payment equal to $2.55 million, less all applicable taxes and withholdings, and (ii) all of Executive’s then unvested stock options will vest (the “Severance Benefit”).  If Executive resigns his employment for any reason other than for "good reason", or if his employment is terminated for "cause", then he will not be eligible for the Severance Benefit.  Executive acknowledges that the Severance Benefit is being provided to Executive in lieu of any other severance or other payment to which Executive might otherwise be entitled under any plan, program or arrangement.  For purposes of this letter:

•
"Cause" shall mean the occurrence or existence of any of the following with respect to Executive:  (a) Executive’s conviction by, or entry of a plea of guilty or nolo contendere in, a court of competent and final jurisdiction for any crime involving moral turpitude or any felony punishable by imprisonment in the jurisdiction involved; (b) Executive’s willful engaging in dishonest or fraudulent actions or omissions which results directly or indirectly in any material demonstrable financial or economic harm to the Company or its affiliates;  (c) Executive’s willful breach or willful and habitual neglect of his material duties, and such breach or neglect remains uncured for a period of forty-five (45) days after written notice from the Company; (d) Executive’s repeated non-prescription use of any controlled substance which in the Company's reasonable determination renders Executive unfit to serve in his capacity as an officer or employee of the Company or its affiliates; (e) Executive’s physical destruction of substantial property or assets of the Company or its affiliates; or (f) Executive’s engaging in willful and serious misconduct which is injurious to the Company.

•
"Good Reason" shall mean (a) Executive no longer reports directly to the Board of Directors of the Company and no longer holds the Chief Executive Officer title, or (b) Executive is required to relocate his current primary office more than 35 miles from its existing location without Executive’s consent.  In order to receive the Severance Payment for “good reason”, Executive must resign his employment within sixty (60) days of becoming aware of the facts or circumstances constituting "good reason."

7.
Required Release; Timing of Payment and Accelerated Vesting.  Executive’s receipt of the Severance Benefit is conditioned upon (i) his execution and delivery of the Company’s standard form of general release (the "Release") which will provide for Executive’s release of any and all claims Executive may have against the Company and its affiliates arising in connection with events, circumstances, acts, omissions or other events occurring prior to the effective date of the Release, and (ii) the expiration of Executive’s right to revoke, if any, contained in the Release.   Executive shall have no right to receive the Severance Benefit if the conditions described in the preceding sentence are not met.  The cash portion of any Severance Benefit due to Executive will be paid to Executive in a single lump sum on the sixtieth (60th) day following the termination of Executive’s employment, and the unvested stock options will vest upon the effectiveness of the Release, unless a longer period is required to comply with any applicable law, rule or regulation (including, for the avoidance of doubt, as a result of any six-month delay required by Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) as provided for below).  In all events, the Release must become effective in accordance with its terms no later than sixty (60) days following termination of Executive’s employment.

Notwithstanding anything herein to the contrary, if Executive is deemed on the date of Executive’s termination to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then with regard to that portion of the Severance Benefit or any other payment or benefit provided to Executive under this Agreement that is considered deferred compensation under Section 409A payable on account of a “separation from service,” and that is not exempt from Section 409A of the Code as involuntary separation pay or a short-term deferral (or otherwise), such payment or benefit shall be made or provided at the date which is the earlier of (i) the expiration of the six (6)-month period measured from the date of Executive’s “separation from service” or (ii) the date of Executive’s death (the “Delay Period”).  Upon the expiration of the Delay Period, all payments and benefits delayed pursuant to this paragraph (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to Executive in a lump sum without interest, and any remaining payments and benefits due under this letter agreement shall be paid or provided in accordance with the normal payment dates specified for them herein.

8.
Relocation Expenses.  The Company will reimburse Executive for the following costs associated with relocating Executive’s primary residence from New York to Southern California (and will “gross-up” the amounts paid to Executive so that the costs to be paid by the Company and described below are ultimately “neutral” to Executive):

a.	All of the reasonable and customary closing costs typically paid by a seller that are paid by Executive in connection with the sale of Executive’s New York primary residence;
b.	All of the reasonable and customary closing costs typically paid by the Buyer that are paid by Executive in connection with the purchase of Executive’s Southern California primary residence; and
c.
All of the reasonable and customary costs associated with relocating the belongings contained in Executive’s New York primary residence to Executive’s Southern California primary residence (provided, that, for the avoidance of doubt, air travel reimbursement shall be limited to regular commercial airline flights and the relocation of belongings will be by usual and customary ground relocation services).

9.
At-Will Employment. Nothing herein shall modify Executive’s status as an at-will employee of the Company. As an at-will employee, Executive is free to resign his employment and the Company is free to terminate his employment at any time for any reason, with or without cause.

10.
Arbitration.  Any and all disputes between Executive and the Company (including its affiliated entities, officers, directors and employees) relating to this Agreement or any other aspect of Executive’s employment shall be resolved by binding arbitration.  The arbitration will be conducted in accordance with the rules applicable to employment disputes of JAMS or such other arbitration service as the Company and Executive agrees upon, and the law of California.  The arbitration provided herein shall be the exclusive and binding remedy for any such dispute and will be used instead of any court action, which is hereby expressly waived, except for any request by either party hereto for temporary or preliminary injunctive relief pending arbitration in accordance with applicable law.  The Federal Arbitration Act shall govern the interpretation and enforcement of such arbitration proceeding.  The arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the State of California, or federal law, if California law is preempted.  The arbitration shall be conducted in Orange County, California, unless otherwise mutually agreed.

11.
Entire Agreement. This letter agreement contains the entire understanding between Executive and the Company regarding Executive’s employment arrangement and supersedes and replaces all prior and contemporary oral and written agreements, understandings and discussions concerning Executive’s employment arrangement.

12.
Representation Regarding Conflicts.  Executive represents and warrants to the Company that he has severed his employment with MatlinPatterson Advisers, LLC and its affiliates (collectively, “MatlinPatterson”), has forfeited any financial interest Executive had at MatlinPatterson related to the Company (other than Executive’s passive interest in the MatlinPatterson related entities that hold direct or indirect ownership interests in the Company) and does otherwise not have any other actual or potential conflicts of interests with the Company.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the Effective Date.

EXECUTIVE:
By:	/s/ Kenneth L. Campbell
Kenneth L. Campbell

COMPANY:
STANDARD PACIFIC CORP. a Delaware corporation
By:	/s/ Bruce A. Choate
Name:	Bruce A. Choate
Title:	Chairman, Compensation Committee